CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
        IKON OFFICE SOLUTIONS, INC. PURSUANT TO 18 U.S.C. SECTION 1350

          We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q/A of IKON Office Solutions, Inc. for the period ending June 30, 2002:

          1. complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

          2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Office Solutions, Inc.

Dated:  December 20, 2002



      /s/  Matthew J. Espe
--------------------------------
Matthew J. Espe
President and Chief Executive Officer

      /s/  William S. Urkiel
---------------------------------
William S. Urkiel
Senior Vice President and Chief Financial Officer